UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2008

I.R.S.
Employer
Commission	Exact name of registrant as specified in its charter	State of	Identification
File Number	and principal office address and telephone number	Incorporation	No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On July 18, 2008, the United States Court of Appeals for the District of Columbia Circuit (Court of Appeals) issued an opinion vacating an order from the Federal Energy Regulatory Commission (FERC) where the FERC had approved the expansion of the Cove Point Liquefied Natural Gas terminal (Cove Point terminal). The opinion remanded the case to the FERC to address whether the expansion can go forward without causing unsafe conditions on Washington Gas Light Company’s distribution system. The expansion of the Cove Point terminal was targeted to be complete and in-service by November 2008.
The following describes previously issued FERC orders and a brief description of some related activities:
On June 16, 2006, the FERC issued an order authorizing Dominion Cove Point LNG, LP and Dominion Transmission, Inc. (collectively “Dominion”) to expand the capacity and output of its Cove Point terminal and, in so doing, denied a request from Washington Gas Light Company (Washington Gas) to condition approval of the expansion in order to ensure that Washington Gas could continue to provide safe and reliable service. Subsequent requests for rehearing have been rejected by the FERC.
On January 26, 2007, Washington Gas filed a notice of appeal with the Court of Appeals. Washington Gas requested the Court of Appeals to vacate the June 16, 2006 FERC order that authorized the Cove Point expansion, as well as a January 4, 2007 FERC order that denied Washington Gas’s rehearing request.
The Court of Appeals did not overturn the FERC’s conclusions about the confluence of factors contributing to the leaks that occurred in the past on Washington Gas’s distribution system. However, the Court of Appeals sided with Washington Gas when it vacated the FERC’s decision as it relates to the approval of the expansion of the Cove Point terminal, questioning whether that decision was in the public interest because the Court of Appeals found no record to support the FERC’s finding that Washington Gas can address safety concerns in time to meet the increased deliveries from the LNG expansion project.
Although Washington Gas agrees with the portion of the Court of Appeals decision that the FERC failed to address adequately the future safety issues associated with increased deliveries of LNG into its system, Washington Gas does not agree with all of the findings of the Court of Appeals, including those conclusions related to the cause of the leaks, and will consider its options to respond to the findings of both the FERC and the Court of Appeals. Matters related to the cause and Washington Gas’s response to leaks arising in Prince George’s County have been fully litigated in Maryland by the Maryland Public Service Commission. Washington Gas supports the conclusions reached in that proceeding. Washington Gas operates and maintains its distribution system safely and reliably in compliance with all United States Department of Transportation and state safety regulations.
The findings of the FERC and the Court of Appeals are not expected to adversely impact the financial condition of Washington Gas.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)
Date: July 23, 2008	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller (Principal Accounting Officer)

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